EXHIBIT "99.1"

# Income Opportunity Realty Investors, Inc. NYSE MKT Ticker Symbol Changes from IOT to IOR, Effective July 3, 2017

June 16, 2017 04:30 PM Eastern Daylight Time

DALLAS--(BUSINESS WIRE)--Income Opportunity Realty Investors, Inc. (NYSE MKT: IOT) is getting a new ticker symbol: IOR. The new ticker symbol more accurately reflects its name and its principal business, which is real estate and related investment. The change from IOT to IOR will be effective with the start of trading on Monday, July 3, 2017.

Income Opportunity Realty Investors, Inc. originally started as a trust and converted to corporate form in 1995. With its conversion, it had maintained its ticker symbol, even though it was no longer a trust. Management determined that, for the future, the symbol IOR would more accurately reflect the name and the business.

Income Opportunity Realty Investors, Inc. is engaged in real estate and financing real estate and real estate related activities through investments in mortgage loans; it attempts to focus on income-producing property acquisitions to maintain a balance between income-producing and non-income producing properties.

## Contacts

Income Opportunity Realty Investors, Inc.
Investor Relations
Gene Bertcher, 800-400-6407
investor.relations@incomeopp-realty.com